Exhibit 10.7

AMERICAN CAPITAL ACQUISITION CORPORATION

2010 EQUITY INCENTIVE PLAN

Effective as of February 26, 2010

As Amended on December 14, 2012

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

A maximum of 10,106 shares of Stock may be delivered in satisfaction of Awards under the Plan, as adjusted pursuant to Section 7(b). Any shares subject to an Award that are forfeited, that expire or that otherwise lapse without being exercised shall be again available for Awards under the Plan. Stock delivered under the Plan may be authorized but unissued Shares or previously issued Shares acquired by the Company.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among the Listed Employees, which shall be subject to adjustment by the Board to reflect the termination of employment and replacement of any of the Listed Employees and further adjusted in the event the Company consummates any significant mergers and acquisitions or other accretive transactions (including for avoidance of doubt, the hiring of one or more key personnel), as determined in the sole discretion of the Board. Eligibility for Awards is limited to individuals described in the first sentence of this Section 5. All grants will be subject to compliance with U.S. federal and state securities laws and/or the laws of the applicable foreign jurisdiction in which the Participant resides and/or performs services.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and of the Plan. Notwithstanding any provision of the Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator shall make the determination, (i) if at the applicable reference date the Stock is not readily tradable on an established securities market, in accordance with Treas. Regs. §1.409A-1(b)(5)(iv)(B), and (ii) in every other case, using a methodology permitted under Treas. Regs. §1.409A-1(b)(5)(iv)(A).

(3) Transferability. Awards may not be transferred other than by will or by the laws of descent and distribution or except as provided in an Award agreement.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise or except as provided by the terms of an Award, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of Employment, all Awards held by the Participant will immediately cease to be exercisable and will immediately terminate except as otherwise provided at (B), (C), or (D) below.

(B) Subject to (C), (D) and (E) below, all Awards held by the Participant immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the shorter of (i) a period of 30 days or (ii) the period ending on the latest date on which such Award could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) If termination of Employment occurs by reason of death, all Awards held by the Participant immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the shorter of (i) the one-year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Awards could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) If termination of Employment occurs by reason of Disability, all Awards held by the Participant immediately prior to the Participant’s Disability, to the extent then exercisable, will remain exercisable for the shorter of (i) a period of 180 days following the termination due to Disability, or (ii) the period ending on the latest date on which such Awards could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(E) For the avoidance of doubt, all Awards held by a Participant immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if such cessation of Employment is in connection with an act or failure to act constituting Cause.

(5) Taxes. Any exercise of an Award shall be conditioned upon satisfaction of all tax withholding requirements as determined by the Administrator. The Administrator will make such provision for the withholding of taxes as it deems necessary.

(6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or services with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in an Award will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant

(7) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award is exempt from the requirements of Section 409A.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment Of Exercise Price. When the exercise of an Award is to be accompanied by payment of the exercise price shall be paid as follows: (a) by cash or check acceptable to the Administrator, (b) by such other means, if any, as may be acceptable to the Administrator, or (c) as provided in an Award.

(4) Maximum Term. The maximum term of each Award shall be ten (10) years from the date of grant.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Change of Control and, in respect of paragraph (a)(2) below, such other significant transactions as determined by the Administrator in its sole discretion:

(1) Assumption or Substitution. If the Change of Control is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Change of Control (or significant transaction) is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Awards. Other than Awards assumed pursuant to Section 7(a)(1) above, each Award will become fully exercisable prior to a Change of Control, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award to participate as a stockholder in the Change of Control.

(4) Termination of Awards Upon Consummation of a Change of Control. Each unexercised Award will terminate upon consummation of a Change of Control, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, consistent with Section 409A, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Change of Control.

(b) Changes in, Distributions with Respect to and Redemptions of Stock.

(1) Basic Adjustment Provisions. In the event of a share dividend, share split or consolidation of shares (including a reverse share split), recapitalization or other change in the Company’s capital structure (including any equity restructuring within the meaning of SFAS No. 123R), the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and shall also make appropriate adjustments to the number and kind of shares or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder. Without limiting the generality of the foregoing, upon the occurrence of a cash distribution with respect to the Stock that constitutes a “corporate transaction” described at Treas. Regs. §1.424-1(a)(3)(ii) (an “extraordinary dividend”), as determined by the Administrator, the Administrator will cause the Company to take appropriate action as determined by the Administrator in its sole discretion to reflect such extraordinary dividend.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or an Affiliate to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

12. GOVERNING LAW

Except as otherwise provided by the express terms of a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan shall be governed and construed in accordance with the laws of the State of Delaware.

EXHIBIT A

Definitions Of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: A committee designated by the Board. The Administrator may delegate ministerial tasks to such persons as it deems appropriate. In the event of any such delegation, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: with respect to any specified Person that is not a natural Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise)

“Award”: A Stock Option or such other equity award as the Administrator may grant.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan. In the case of any other Participant, “Cause” shall mean (i) a material breach by the Participant of the Participant’s duties and responsibilities, or (ii) the commission by the Participant of a felony involving moral turpitude, or (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or its subsidiaries, or (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

“Change of Control”: (i) the consummation of a merger or consolidation of the Company with or into any other Person in which holders of the Company’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least 25% of the outstanding securities of the Company, (ii) the acquisition by any Person or any group of Persons (other than existing stockholders), acting together in any transaction or related series of transactions (and expressly excluding a Public Offering), of such quantity of the Company’s voting securities as causes such Person, or group of Persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 75% or more of the combined voting power of the voting securities of the Company, or (iii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets.

“Code”: the Internal Revenue Code of 1986, as amended. References to the Code shall include any regulations promulgated thereunder.

“Company”: American Capital Acquisition Corporation.

“Disability”: In the case of any Participant who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan. In the case of any other Participant, “Disability” shall mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.

“Employee”: Any person who is employed by the Company or a subsidiary.

“Employment”: A Participant’s employment or other service relationship with the Company or an Affiliate of the Company. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”: Fair market value determined in accordance with Section 6(a)(2).

“Listed Employees”: key Employees approved by the Board to participate in the Plan, as adjusted from time to time in accordance with Section 5.

“Person”: Any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan”: The American Capital Acquisition Corporation 2010 Equity Incentive Plan, as amended from time to time and in effect.

“Public Offering”: a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“Section 409A”: Section 409A of the Code.

“Stock”: Common Stock of the Company.

“Stock Option”: An option entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Transfer”: any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.